Exhibit 99.1

For Immediate Release

Contact:	Carl C. Gregory, III
President and CEO
Phone: 858-309-6961
Email: carl.gregory@mcmcg.com

NASDAQ APPROVES ENCORE FOR TRADING
ON THE
NASDAQ NATIONAL MARKET

***TRADING TO BEGIN TUESDAY***

***TRADING SYMBOL WILL BE “ECPG”***

San Diego, California, July 21, 2003- Encore Capital Group, Inc., (OTCBB:ECPG.OB), announced today that its application to list its common stock on the NASDAQ National Market has been approved. Encore’s common stock will begin trading on the NASDAQ National Market Tuesday, July 22, 2003, under the symbol ECPG.

Carl C. Gregory, III, President and CEO, said, “This is an important validation of the progress we have made over the past two years. Trading on the NASDAQ National Market will give investors a better opportunity to execute their investment decisions.”

Encore is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. Among Encore’s significant stockholders are Triarc Companies, Inc., Consolidated Press International Holdings Limited, and their respective affiliates.

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Notes to Press Release

The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements include, but are not limited to, statements regarding the benefits of a NASDAQ National Market listing, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include:

  The Company's ability to maintain its National Market listing;
  The price of the Company's stock; and
  Changes in, or failure to comply with, government regulations and listing requirements.

Other risk factors and cautionary statements applicable to the Company are more fully described in the Company’s Annual Report on Form 10-K as of and for the period ended December 31, 2002.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.